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                                                                    EXHIBIT 16.1

August 20, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the information under the heading "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" included in S&C Holdco 3, Inc.'s Annual Report on Form 10-K for the fiscal year ended May 25, 2003, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska